Exhibit 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
877-835-5279

CSX Increases 2008 and Long-Term Financial Guidance

JACKSONVILLE, Fla., (Sept. 11, 2008) – CSX Corporation [NYSE: CSX] today announced increased 2008 and long-term financial guidance.  The update reflects the company’s strong performance, diverse traffic base and the positive outlook for rail and intermodal transportation.

“CSX remains a powerful earnings story.  Our team continues to deliver outstanding service for our customers and superior value for our shareholders,” said Michael J. Ward, chairman, president and chief executive officer.

2008 Guidance
The company now expects full-year 2008 earnings per share of $3.65 to $3.75.  That estimate is an increase from previous guidance that targeted the upper end of the $3.40 to $3.60 range.  CSX is increasing 2008 capital spending to approximately $1.75 billion and expects free cash flow before dividends of approximately $1 billion this year.

These updated estimates include a new investment in rail cars to capture demand for domestic and export coal shipments, as well as the company’s current estimates of costs associated with recent 2008 storms.

Long-Term Guidance
Based on the strong momentum that is expected to continue beyond 2008, the company also is raising the following long-term guidance through 2010:

•	Compound annual growth in operating income of 15 to 20 percent over the 2008 base, compared to the prior guidance of 13 to 15 percent over the 2007 base;

•	Compound annual growth in earnings per share of 20 to 25 percent over the 2008 base, compared to the prior guidance of 18 to 21 percent over the 2007 base; and

•	Operating ratio in the high 60’s for 2010, compared to the prior target of the low 70’s.

“With our higher earnings momentum, CSX will continue to generate substantial free cash flow over the long-term,” said Oscar Munoz, executive vice president and chief financial officer.  “The company remains committed to maximizing value for our shareholders through strategic investment, share repurchases and dividends while maintaining its investment grade profile.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

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Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.